Exhibit 10.1

Certain portions hereof denoted with “[***]” have been omitted pursuant to a Request for

Confidential Treatment and have been filed separately with the Commission

SIXTH AMENDMENT TO LEASE

THIS SIXTH AMENDMENT TO LEASE (this “Amendment”) is made as of this 1st day of May, 2007, by and between HULL POINT LLC, a Maryland limited liability company (“Landlord”) and UNDER ARMOUR, INC., a Maryland corporation (“Tenant”), formerly known as KP Sports, Inc.

R.1. By that Office Lease dated March 29, 2002 by and between Landlord and Tenant, as amended by: (a) that First Amendment to Lease dated September 10, 2002, (b) that Second Amendment to Lease dated March 6, 2003, (c) that Third Amendment to Lease dated June 23, 2004, (d) that Fourth Amendment to Lease dated October 12, 2006, and (e) that Fifth Amendment to Lease dated December 1, 2006 (collectively, the “Existing Lease”), Landlord leased to Tenant those certain premises consisting of: (i) 31,880 rentable square feet of space on the third floor, (ii) 4,661 rentable square feet of space on the fourth floor, (iii) 463 rentable square feet on the bridge of the Ivory Building, (iv) 8,581 rentable square feet of space on the second floor of the Dawn Building, and (v) 4,400 rentable square feet of space on the second floor bridge between the Tide and Ivory Buildings (the “Existing Premises”) located at Tide Point, 1020 Hull Street, Baltimore, Maryland 21230 (the Existing Lease together with this Amendment are referred collectively as the “Lease”).

R.2. Landlord and Tenant desire to amend the terms and conditions of the Existing Lease to reflect: (a) an expansion of the Existing Premises by (i) 5,000 rentable square feet of space on the second floor of the Tide Building (“Suite 200”), (ii) 12,594 rentable square feet of space on the third floor of the Tide Building (“Suite 300”), and (iii) 1,673 rentable square feet of space on the second floor of the Tide Building (“Suite 210”), all as more particularly depicted on Exhibit A (referred to as the “Expansion Space”); and (b) to modify and extend the Term of the Lease as described below.

R.3. Landlord and Tenant desire to amend the Lease upon the terms and conditions set forth below.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Lease. May 1, 2007 will constitute the “Effective Date.”

2. Amendments to Lease. The Lease is hereby amended as follows:

2.1 Lease Term. The Existing Lease currently has several expiration dates, each tied to a portion of the Existing Premises. All such expiration dates are hereby superceded and the Term of the Lease shall, unless otherwise provided in this Amendment or in the Lease, be until April 30, 2012. For purposes of establishing the Base Rent, the period from May 1, 2007 until April 30, 2008 shall be Lease Year 1, and each subsequent twelve calendar month period shall be the next succeeding Lease Year.

2.2 Rent.

(a) Through April 30, 2007, Tenant shall be responsible for paying Base Rent in accordance with the Existing Lease. As of the Effective Date, Base Rent will be determined in accordance with the following provisions of this Amendment, notwithstanding the various rent schedules applicable beyond that date set forth in the Fourth and Fifth Amendments.

(b) Tenant shall pay Base Rent for the Existing Premises and the 5,000 rentable square feet of Suite 200 as follows:

Lease Year	Rent Per SF	Annual Amount
1	$[***]	$[***]

2	$[***]	$[***]

3	$[***]	$[***]

4	$[***]	$[***]

5	$[***]	$[***]

(c) Tenant shall pay Base Rent for the 12,594 rentable square feet of Suite 300 as follows:

Lease Year	Rent Per SF	Annual Amount
1	$[***]	$[***]

2	$[***]	$[***]

3	$[***]	$[***]

4	$[***]	$[***]

5	$[***]	$[***]

(d) Tenant shall pay Base Rent for the 1,673 rentable square feet of Suite 210 as follows:

Lease Year	Rent Per SF	Annual Amount

1	$[***]	$[***]

2	$[***]	$[***]

3	$[***]	$[***]

4	$[***]	$[***]

5	$[***]	$[***]

2.3 Delivery of Expansion Spaces. Landlord shall deliver the Expansion Space to the Tenant on May 1, 2007. As of the delivery date above, the definition of the term “Premises” shall include the Expansion Space, and the rentable square footage of the Premises shall be increased to 69,272. Tenant shall accept the Expansion Space on an “as-is” basis with no further warranties or representations from the Landlord, except that Landlord warrants that, to its knowledge, the Expansion Space is free of hazardous materials.

2.4 Base Year and Base Taxes.

(a) As of the Effective Date of this Amendment, the Base Operating Costs for the Existing Premises, Suite 210 and Suite 200 of the Expansion Space shall mean Operating Costs incurred for the 2007 calendar year. As of the Effective Date of this Amendment, the Base Operating Costs for Suite 300 of the Expansion Space shall mean Operating Costs incurred for the 2000 calendar year. The 4% restriction on annual increases in Tenant’s Share of Operating Costs shall continue to apply to the Premises, and as to Suite 300, shall be calculated from the 2000 calendar year as if Tenant had been subject to such increases in each subsequent year. If less than 95% of the rentable square feet in the Project is occupied by tenants or Landlord is not supplying services to 95% of the rentable square feet of the Project at any time during any calendar year (including the Base Year), then Operating Costs for such calendar year shall be an amount equal to the Operating Costs which would normally be expected to be incurred using reasonable projections and reasonable extrapolations from existing cost data had 95% of the Project’s rentable square feet been occupied and had Landlord been supplying services to 95% of the Project’s rentable square feet throughout such calendar year. Furthermore, if after the Base Year, the Landlord provides additional services or incurs cost items in a category not otherwise covered in Operating Costs as defined herein, the Base Operating Costs shall be increased in a manner as reasonably determined by Landlord to include such additional matter.

(b) As of the Effective Date of this Amendment, Base Taxes for the Existing Premises, Suite 210 and Suite 200 of the Expansion Space shall mean Taxes incurred for the state fiscal tax year beginning July 1, 2007 and ending June 30, 2008. As of the Effective Date of this Amendment, Base Taxes for Suite 300 of the Expansion Space shall mean Taxes incurred for the state fiscal tax year beginning July 1, 2000 and ending June 30, 2001.

2.5. Renewal.

(a) Tenant shall have the option to renew the Term of this Lease for one (1) period of two (2) years (the “Renewal Term”). Tenant shall exercise the option by providing written notice to Landlord of its election to exercise such option no later than twelve (12) months prior to the expiration of the Term (“Initial Notice Period”), provided, however, that Tenant’s option to renew shall be subject to the condition that no default shall have occurred and be continuing after applicable notice and cure periods have expired as of the date of Tenant’s exercise of such option or as of the date of commencement of the Renewal Term. Tenant shall have no other right to renew this Lease after the Renewal Term. Except as otherwise expressly provided in this Lease, all terms, covenants, and conditions of this Lease shall remain in full force and effect during the Renewal Term, except that the Rent applicable to the Renewal Term shall be as set forth in this Section below. In no event shall the Rent for the Renewal Term be less than the Rent in effect at the expiration of the immediately preceding Term of the Lease. If the Tenant fails to give notice exercising the foregoing option by the date required herein, or if at the time Tenant exercises such option or at commencement of the Renewal Term the Tenant is in default beyond applicable notice and cure periods of any term of this Lease, or if this Lease is assigned by Tenant or the Premises is sublet in whole or part, then Tenant’s rights and options to renew shall be automatically terminated and of no further force or effect.

(b) The Base Rent for the Renewal Term shall be the Market Rent as determined in subsection (c) below.

(c) The “Market Rent” shall be the prevailing market rate of rent and all charges for comparable space at the end of the Term as increased in accordance with market rate annual escalations. If Tenant exercises its option to renew hereunder, Tenant and Landlord shall make a good faith effort to agree on the Market Rent on or before a date (the “Outside Negotiation Date”) which is no later than nine (9) months prior to the expiration of the Term, and prior to implementing the procedures set forth below if the parties are unable to agree. If Landlord and Tenant are unable to agree upon the Market Rent by the Outside Negotiation Date, then Landlord and Tenant shall determine the Market Rent in accordance with the appraisal procedure set forth herein. Within ten (10) days after the Outside Negotiation Date, the parties shall appoint a broker who shall be mutually agreeable to both Landlord and Tenant, shall have at least ten (10) years’ experience as a broker of commercial leasehold estates, and shall be knowledgeable in office rentals in the Baltimore, Maryland market. If the parties are unable to agree on a broker within such ten (10) day period, then each party, within five (5) days after the expiration of such ten (10) day period, shall appoint a broker (with the same qualifications) and the two (2) brokers (or the one broker if either Landlord or Tenant fails timely to appoint a broker) shall together appoint a third broker with the same qualifications. The broker or brokers so appointed then shall determine, within sixty (60) days after the appointment of such broker or brokers, the then

Market Rent for the Premises. Among the factors to be considered by the broker(s) in determining the fair market base rent for the Premises shall be those factors set out below. The figure arrived at by the broker (or the average of the figures arrived at by the three brokers, if applicable) shall be used as the Market Rent for such renewal term. If the three broker method is chosen, then if any broker’s estimate of fair Market Rent is either (x) less than ninety percent (90%) of the average figure or (y) more than one hundred ten percent (110%) of such average, then the fair market rent will be either (1) the average of the remaining two (2) appraisal figures falling within such a range of percentages, (2) the remaining appraisal that is within such range of percentages or (3) if none of the figures are within such range, the average of the three (3) appraisals. Landlord and Tenant shall each bear the cost of its broker and shall share equally the cost of the third broker.

(d) In determining the Market Rent, the parties hereto and such brokers shall be guided by the following principles: the Market Rent shall be determined by reference to newly finished built-out office space in office buildings in Baltimore, Maryland or neighborhoods in the Baltimore, Maryland metropolitan area most comparable to the quality, location, amenities, stature, reputation, visibility and services of the Building. The Market Rent shall take into account the fact that there are no new tenant improvements to be constructed by Landlord nor other lease-up costs (except broker commissions, if any) and shall provide for updating the Base Operating Costs to the first year of each renewal term, if such factors are considered market concessions at such time. The valuation shall be conducted in accordance with the provisions of this Section and, to the extent not inconsistent herewith, in accordance with the then prevailing rules of the American Arbitration Association in Maryland (or any successor thereto). The final determination of such brokers shall be in writing and shall be binding and conclusive on the parties, each of whom shall receive counterpart copies thereof. In rendering such decision the brokers shall not add to, subtract from, or otherwise modify the provisions of this Lease. In determining the Market Rent, the brokers shall consider all the items set forth above for consideration in determining the Market Rent. Instructions to such effect shall be given to the brokers.

(e) Notwithstanding the above, Tenant will have the right to rescind its renewal option at any time within ten (10) calendar days after a final written determination is made of the Market Rent in accordance with the above procedures.

2.6. Parking. In addition to the rights to parking spaces under the Existing Lease, Tenant shall have the non-exclusive right to use 58 additional on-site parking spaces. At Landlord’s request, Tenant shall provide license plate numbers for its employees and otherwise cooperate with Landlord’s management of the Parking Areas, which may include attended parking service. Tenant shall not obligated to pay any Additional Rent for any such parking spaces.

2.7. Limited Right of Termination.

(a) Tenant shall have a conditional right to terminate this Lease effective [***] (the “Early Termination Date”). If Tenant exercises its right hereunder, it shall give the Landlord written notice of its election to terminate (the “Termination Notice”) at least [***] months prior to the Early Termination Date (the “Termination Period”).

(b) [***]

(c) [***]

(d) If, and only if, Tenant delivers the Termination Notice within the Termination Period, and Tenant pays to Landlord the Termination Fee, if required, and further provided that Tenant is not in default of any term of this Lease beyond any applicable notice and cure period either on the date of the Termination Notice or on the Early Termination Date, then the Lease will terminate effective on the Early Termination Date.

2.8. Assignment and Subletting. The provisions of Section 14 of the Existing Lease will continue to apply to any assignment or subletting of the Premises, however no consent from Landlord will be required for an assignment or subletting of all or any portion of the Premises so long as Tenant remains obligated on the Lease and the percentage of profit that is payable for Landlord in accordance with Section 14.4 would increase to one hundred percent.

3. Survival and Conflict. The Lease shall remain in full force and effect, fully binding on Landlord and Tenant and unmodified except as expressly provided herein. In the event of any conflict between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall govern.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment on the date written first above.

LANDLORD:	HULL POINT LLC, a Maryland limited liability company

/s/ Kathleen A. Hearn	By:	/s/ J. Martin Lastner	(SEAL)
Witness	Name:	J. Martin Lastner
	Title:	VP Operating Properties

TENANT:	UNDER ARMOUR, INC. (formerly known as KP SPORTS, INC.), a Maryland corporation

/s/ Kathleen A. Hearn	By:	/s/ J. Scott Plank	(SEAL)
Witness	Name:	J. Scott Plank
	Title:	Senior Vice President